UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/21/2013

NewMarket Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32190

Virginia	20-0812170
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

330 South Fourth Street, Richmond, VA 23219
(Address of principal executive offices, including zip code)

804-788-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 21, 2013, Foundry Park I, LLC ("Foundry Park"), a wholly owned subsidiary of NewMarket Corporation (the "Company"), entered into a Purchase and Sale Agreement (the "Sales Agreement") with Select Income REIT ("Buyer"), pursuant to which Foundry Park will sell certain real property to Buyer for a total purchase price of $143,600,000 (the "Purchase Price"). The transaction is expected to close on or about July 1, 2013 (the "Closing Date"), subject to customary closing conditions.

The property to be sold consists of an office building located at 501 South 5th Street in Richmond, Virginia currently being leased by MeadWestvaco Corporation ("Tenant") as its corporate headquarters. The facility is situated on 3.155 acres of land and contains approximately 310,950 net rentable square feet and a 1,050 space parking garage.

To secure Foundry Park's surviving covenants, representations and warranties under the Sales Agreement, $2,500,000 of the Purchase Price will be held in escrow for 12 months from the Closing Date.

Other than the Sales Agreement, there are no material relationships between Foundry Park and Buyer, nor any material relationships between the Company and Buyer.

Forward-Looking Statements

This report contains forward-looking statements about future events and expectations within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company's management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from our expectations due to uncertainties and factors that are difficult to predict and beyond our control. When we use words in this report such as "expects," "will," and similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements in this report include, but are not limited to, statements we make regarding the expected closing date of the transaction and discussion of the Purchase Price. Factors that could cause actual results to differ materially from expectations include, but are not limited to: any failure to meet any closing conditions and deliveries set forth in the Sales Agreement; availability of raw materials and transportation systems; supply disruptions at single-sourced facilities; ability to respond effectively to technological changes in our industry; failure to protect our intellectual property rights; hazards common to chemical businesses; occurrence or threat of extraordinary events, including natural disasters and terrorist attacks; competition from other manufacturers; sudden or sharp raw materials price increases; gain or loss of significant customers; risks related to operating outside of the United States; the impact of fluctuations in foreign exchange rates; political, economic, and regulatory factors concerning our products; future governmental regulation; resolution of environmental liabilities or legal proceedings; inability to complete future acquisitions or successfully integrate future acquisitions into our business; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A. "Risk Factors" of our 2012 Annual Report, which is available to shareholders upon request. You should keep in mind that any forward-looking statement made by us in this report or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this report after the date hereof, except as may be required by law. In light of these risks and uncertainties, any forward-looking statement made in this discussion or elsewhere might not occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewMarket Corporation

Date: June 27, 2013	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Chief Financial Officer